EXHIBIT 5.1

                                October 13, 1997

Industrial Holdings, Inc.
7135 Ardmore
Houston, Texas  77054

Ladies and Gentlemen:

     We have acted as counsel to Industrial Holdings, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,254,414 shares of the Company's common stock, par value $.01 per share ("Common Stock") issuable on exercise of the Company's Class B Redeemable Warrants (the "Shares"), 1,876,328 of the Company's Class C Redeemable Warrants (the "Class C Warrants"), and 1,254,414 of the Company's Class D Redeemable Warrant (the "Class D Warrants"). The Class C Warrants and the Class D Warrants (collectively, the "Warrants") are exercisable into an aggregate of 3,130,742 shares of Common Stock, subject to adjustment as provided in the Warrants (collectively, the "Warrant Shares").

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that: (i) the Shares have been duly and validly authorized and will, on issuance and delivery as contemplated in the Registration Statement, be validly issued, fully paid and nonassessable shares of Common Stock; (ii) the Warrants have been duly and validly authorized and will, on issuance and delivery as contemplated in the Registration Statement, be validly issued, fully paid and nonassessable; and
(iii) the Warrant Shares have been duly and validly authorized and will, upon exercise of the Warrants in accordance with their terms, be validly issued, fully paid and nonassessable shares of Common Stock.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        Porter & Hedges, L.L.P.